                                                                   Exhibit 10.35



CONFIDENTIAL INTORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.


                                    AGREEMENT



     This Agreement is made and entered into as of August 27, 1999, among Plug Power, L.L.C., a Delaware limited liability company ("PP"), Plug Power Inc., a Delaware corporation and wholly-owned subsidiary of PP ("PP Inc."), GE On-Site Power, Inc., a Delaware corporation ("GEOSP"), GE Power Systems business of General Electric Company, a New York corporation ("GEPS"), and GE Fuel Cell Systems, L.L.C., a Delaware limited liability company ("GEFCS").

     In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

     1.1 GEOSP shall by written notice to PP exercise the option granted to it by PP (the "Option"), pursuant to Section 2(b) of that certain Contribution Agreement, dated as of February 3, 1999 (the "Contribution Agreement"), between GEOSP and PP, to purchase from PP 3,000,000 newly issued shares of the Class A membership interests of PP at an exercise price of $12.50 per share, concurrently with or prior to an initial public offering ("IPO") of PP's securities (or those of PP Inc. following the merger of PP with and into PP Inc. (the "Merger") as described in the Registration Statement filed with the United States Securities and Exchange Commission on the date hereof, a copy of which is attached hereto as Exhibit A; provided, that (i) the IPO shall have been consummated on or before December 31, 1999; (ii) the price per share to the public of the securities offered in such IPO is greater than $12.50 and (iii) GEOSP shall have received all applicable governmental authorizations, consents and approvals and made all necessary governmental filings necessary for the valid consummation of the transactions contemplated hereby, including, without limitation, filings under, and expiration of the applicable waiting period (or early termination thereof) imposed by, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     1.2 Failure by GEOSP to exercise the Option pursuant to Section 1.1 shall be deemed a surrender of such Option by GEOSP.

ARTICLE 2

     2.1 Effective upon the exercise by GEOSP of the Option: (A) PP shall (i) use its best efforts to cause one individual nominated by GEPS (the "GEPS Nominee") to be elected to the Management Committee of PP for an initial term of one (1) year and (ii) cause the GEPS Nominee to be elected to the Board of Directors of PP Inc. for an initial term of three (3) years; and (B) GEPS shall nominate Robert Nardelli or his successor as President and Chief Executive Officer of GEPS to serve as the GEPS Nominee; provided, however, that GEPS may nominate an individual other than Robert Nardelli or his successor as President and Chief Executive Officer of GEPS to serve as the GEPS Nominee, subject to the approval of PP and PP Inc., which approval shall not be unreasonably withheld. Each of PP and PP Inc. hereby agree to take all reasonable actions necessary to nominate the GEPS Nominee as a director, and to use best efforts to cause the election of the GEPS Nominee to the Board of Directors of PP Inc. following the IPO for so long as the Distributor Agreement (as defined below) remains in effect. Each of PP, PP, Inc. and GEPS agree to take all reasonable actions necessary to comply with the foregoing covenant. As used herein, the term "Management Committee" shall have the meanings ascribed to such term in the Limited Liability Company Agreement of Plug Power, L.L.C. made as of June 27, 1997, as amended (the "PP Operating Agreement").

     2.2 Effective as of the date hereof, the vesting/forfeiture provisions set forth in Section 2(a)(i)-(vi) of the Contribution Agreement shall be terminated and have no further force or effect and the 1,500,000 Shares (as defined in the Contribution Agreement) shall be fully vested, free of any restrictions set forth in the Contribution Agreement. Effective upon exercise by GEOSP of the Option, the Contribution Agreement shall be terminated.

ARTICLE 3

     3.1 Effective upon exercise by GEOSP of the Option, GEOSP shall have the right to include its shares of PP Class A membership interests or shares of common stock of PP Inc. (collectively, "Registrable Shares") in any of the first three registration statements (the "Piggyback Registration Statements") filed under the Securities Act of 1933 (the "Securities Act") by PP or PP Inc. after completion of the IPO (other than registration statements on Form S-4 or S-8 or any successor Form). The number of Registrable Shares sought to be included in any registration statement for an underwritten public offering shall be subject to reduction on a pro-rata basis with all other selling stockholders and before any shares sought to be registered by PP or PP Inc. are reduced, if in the reasonable judgment of the managing underwriters of such offering, marketing or other factors require such reduction in order to facilitate public distribution of the offering. In the event GEOSP is not permitted to include any Registrable Shares in a particular Piggyback Registration Statement as a result of the immediately preceding sentence, such Piggyback Registration Statement shall not be included in the three Piggyback Registration Statements in which GEOSP has the right to include Registrable Shares. In addition, effective upon exercise by GEOSP of the Option, GEOSP shall, at any time from and after the second anniversary of the consummation of the IPO, have the right on one occasion to require PP and PP Inc. to register for resale under the Securities Act up to 3,000,000 Registrable Shares (as appropriately adjusted for stock splits, stock dividends, mergers, recapitalizations and similar transactions), less the total number of shares sold by GEOSP under the Piggyback Registration Statements. The parties shall, concurrently with or prior to the IPO, enter into a registration rights agreement substantially in the form of the August 24, 1999 draft provided to PP by GEOSP's counsel, provided that
Section 2 of such draft shall be revised to reflect the terms hereof..

ARTICLE 4

     4.1  Subject to the exercise by GEOSP of the Option and subject to Section
4.4 below, PP shall purchase a minimum of $12,000,000 of technical support services (e.g. engineering, testing, manufacturing, quality control) from GEOSP over a period of three years (the "Initial Period") in accordance with the Work Plan (as defined below) (the "PP Commitment") commencing on the earlier of (i) the date on which the Management Committee of GEFCS unanimously approves the Work Plan, as defined below, or (ii) September 30, 1999. Within 30 days of the date hereof, representatives of PP, GEFCS shall agree on the specific work scope, process for collaboration, resource/capability requirements and deliverables for a three-year period and submit such plan (the "Work Plan") to the Management Committee of GEFCS; provided, however, that each of PP and GEPS
                                   --------  -------
agree that the draft work plan dated July 23, 1999 submitted to PP by GEPS shall be the basis for the Work Plan and the Work Plan shall contain substantially the same fundamental terms (other than purchase commitments) as such draft work plan. PP shall purchase services from GEOSP only. GEOSP shall purchase services as needed by PP from other General Electric Company divisions and, except [***]

     4.2 In providing the services set forth in the Work Plan, GEOSP need not provide services directly, and may utilize resources as necessary from other divisions and affiliates of General Electric Company.

     4.3  If on March 31, 2002 PP reasonably believes that it will fail to both
(i) satisfy the PP Commitment during the time period set forth in Section 4.1 above (including amounts credited toward the PP Commitment in accordance with Section 4.4 below), and (ii) complete the Work Plan in accordance with its terms, then PP may, by written notice to GEOSP (which notice must be received by April 30, 2002), request an extension of the time within which to complete the Work Plan until a date not later than March 31, 2003 (the "Work Plan Extension Period"). Such notice must set forth (i) the reason for PP's belief that it will fail to complete the Work Plan, and (ii) PP's timetable and methodology for completion of the Work Plan. Upon GEOSP's receipt of any such extension request, the time within which PP may complete the Work Plan shall be automatically extended until the date requested by PP (not later than March 31, 2003). During the Work Plan Extension Period PP shall continue to purchase services from GEOSP in accordance with the provisions of Section 4.1 until the earlier of satisfaction of the PP Commitment or completion of the Work Plan in accordance with its terms. If at the end of the Work Plan Extension Period PP fails to both (i) satisfy the PP Commitment and (ii) complete the Work Plan in accordance with its terms, then PP shall pay GEOSP, as liquidated damages for such failure, the difference between $12,000,000 and the amount purchased during the Initial Period and the Work Plan Extension Period (including amounts paid to third parties in accordance with Section 4.4).

     4.4 PP recognizes that in order to meet its overall production development obligations, it may be necessary to spend more than $12,000,000. GEOSP recognizes that if it is unable to deliver support in conformity with the Work Plan, PP may obtain such services from a third party subject to the provisions of this Section 4.4. If PP believes, in good faith that GEOSP cannot deliver support in conformity with the Work Plan, and provides GEOSP with written notice of such good faith belief, GEOSP shall have thirty (30) days after GEOSP's receipt of such notice to demonstrate that it can provide the requisite support. If GEOSP fails to sufficiently demonstrate such ability within thirty (30) days, PP may obtain such services from a third-party at reasonable and prevailing costs and credit such costs to the PP Commitment. Any third-party costs must be based on customary commercial practices and PP must provide evidence of such costs to GEOSP.

     4.5 Unless otherwise agreed to by PP and GEOSP, PP agrees that at least $1,000,000 of the PP Commitment shall be for quality related initiatives (e.g. training, design for six sigma (DFSS) implementation, design and use of quality scorecards, design for reliability). In addition, PP agrees that the members of PP's senior management team shall be trained by General Electric Company personnel on six sigma/DFSS tools within 60 days of the date hereof.

     4.6 In order to promote improved integration of the product development and market development activities, the Management Committee of GEFCS shall meet monthly to review key product and market development activities, progress to date, obstacles and other related items.

ARTICLE 5

     5.1 Effective upon exercise by GEOSP of the Option, PP and GEFCS hereby amend that certain Distributor Agreement, dated as of February 2, 1999 (the "Distributor Agreement"), between GEFCS and PP, to extend the term of the Distributor Agreement by five years (the "Extension Period") from March 4, 2004 until March 4, 2009. In order to supplement the Distributor Agreement with product transfer prices and purchase commitments applicable to the Extension Period, GEFCS and PP agree to begin discussions on such terms on October 1, 2002 and engage in negotiations to conclude such discussions and resolve such points by March 1, 2003. [***]

     5.2 PP and GEFCS shall use commercially reasonable efforts to be the most successful manufacturer, marketer and distributor of residential and small commercial fuel cell systems in every market in the world (other than Illinois, Indiana, Michigan and Ohio for so long as DTE Energy Company is the exclusive distributor for such states).

     5.3 PP and GEFCS further agree that during the Extension Period: (a) GEFCS shall extend the distribution rights of John. Vaillant GMBH U. Co. ("Vaillant") for Vaillant manufactured fuel cell combined heat and power systems to include all countries that are included in the definitions of "Europe" as defined in the Vaillant Agreement (as defined below); provided, that (i) PP, Vaillant and GEFCS
                                       --------
complete the contemplated development, collaboration and distribution agreements contemplated by that certain memorandum of understanding among PP and Vaillant (the "Vaillant Agreement"), (ii) Vaillant satisfies its obligations under the Vaillant Agreement and (iii) Vaillant and GEFCS mutually agree on transfer prices and purchase commitments for the time period; and (b) GEFCS shall retain its exclusive distribution rights pursuant to the Distribution Agreement in each year of the Extension Period, provided that GEFCS meets or exceeds the purchase commitment to be agreed upon for any given year during the Extension Period or GEFCS is one of the world's three largest sellers of PEM Fuel Cell-Powered Generator Sets as defined in the Distributor Agreement, based on the dollar value of new units and replacement parts actually sold by GEFCS for that year. However, any failure of GEFCS to meet its purchase commitment target in any year which is caused by PP's failure to deliver a competitive product, as defined under Section 9.3(b) of the Amended and Restated Limited Liability Company Agreement of GEFCS, dated February 3, 1999, between GEOSP and PP, for that year, shall not be grounds for PP to reduce or modify GEFCS's distribution rights in any way.

ARTICLE 6

     6.1 This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party agrees that any dispute relating to or arising from this Agreement or the transactions contemplated hereby shall be resolved only in the Courts of the State of New York.

     6.2 In no case will any of the parties hereto be liable to any other party for special, incidental, or consequential damages, including, but not limited to, personal injury, property damage, loss of profit or revenues, or business interruption.

     6.3 If the performance by any party hereto of any obligation under this Agreement is delayed or prevented in whole or in party by any cause not reasonably within its control (including, without limitation, acts of God, war, civil disturbances, accidents, damage to its facilities, labor disputes, acts of any governmental body not attributable to such party's failure to comply with this Agreement, or failure or delay of third parties), it shall be excused, discharged, and released or performance to the extent such performance is so limited or prevented, without liability of any kind. Each party shall use its reasonable efforts to minimize the duration and consequences of any failure of or delay in performance resulting from a "Force Majeure" event.

     6.4 Each party agrees that the failure of any other party at any time to require performance of any of the provisions herein shall not operate as a waiver of the right of the other party to request strict performance of the same or like provisions, or any other provisions hereof, at a later time.

     6.5 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     6.6 This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

     6.7 This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     6.8 This Agreement, the Distribution Agreement, the Contribution Agreement, the Registration Rights Agreement and the Operating Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof.

     6.9 This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     6.10 Each party hereto shall bear its own costs and expenses associated with the negotiation, preparation, delivery and performance of this Agreement.

     6.11 All notices or consents hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) five days after deposit, postage prepaid, if mailed by registered or certified mail, return receipt requested, or
(c) upon transmission if transmitted by telex or facsimile (with an electronic confirmation thereof to the transmitter), to the parties at their respective addresses set forth below (or at such other address for a party as shall be specified by such party):

     If to PP or PP Inc. Plug Power, L.L.C.
                         968 Albany-Shaker Road
                         Latham, New York 12110
                         Attn:  Mr. Gary Mittleman
                         Telecopy: (518) 782-7884

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

     If to GEFCS:   GE Fuel Cell Systems, L.L.C.
                    968 Albany-Shaker Road, Building 1
                    Latham, New York 12110
                    Attn:  Mr. Barry Glickman
                    Telecopy: (518) 785-2831

     If to GEOSP:   GE On-Site Power, Inc.
                    968 Albany-Shaker Road, Building 1
                    Latham, New York 12110
                    Attn: Mr. Barry Glickman
                    Telecopy: (518) 785-2831

     If to GEPS:    GE Power Systems
                    4200 Wildwood Parkway
                    Atlanta, Georgia 30339
                    Attn: Ms. Elizabeth K. Lanier
                    Telecopy: (770) 859-7710

     6.12 This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     6.13 To the extent permitted by applicable law, the parties hereto agree that irreparable damage will occur if any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity; provided that each of the parties agrees to provide the
                         --------
other with written notice at least two business days prior to filing any motion or other pleading seeking a temporary restraining order, a temporary or permanent injunction, specific performance, or any other equitable remedy and to give the other and its counsel a reasonable opportunity to attend and participate in any judicial or administrative hearing or other proceeding held to adjudicate or rule upon any such motion or pleading.


                           [Signatures on next page.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         PLUG POWER, L.L.C.


                         By: /s/ Gary Mittleman
                             ---------------------------------
                         Name:  Gary Mittleman
                         Title: President & CEO


                         PLUG POWER INC.



                         By: /s/ Gary Mittleman
                             ---------------------------------
                         Name:  Gary Mittleman
                         Title: President & CEO


                         GE FUEL CELL SYSTEMS, L.L.C.



                         By: /s/ Barry Glickman
                             ---------------------------------
                         Name:  Barry Glickman
                         Title: President


                         GE ON-SITE POWER, INC.



                         By: /s/ Ricardo Artigas
                             ---------------------------------
                         Name:  Ricardo Artigas
                         Title: President


                         GE POWER SYSTEMS division of
                         GENERAL ELECTRIC COMPANY



                         By: /s/ Robert L. Nardelli
                             ---------------------------------
                         Name:  Robert L. Nardelli
                         Title: CEO, GE Power Systems

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